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                                                                  EXHIBIT 10.19b

TRANSLATION FROM GERMAN ORIGINAL


                                    AGREEMENT

entered into by and between Kabel-TV Wien Gesellschaft m.b.H., Hofzeile 3, 1190 Vienna, Austria hereinafter referred to as "KTV", on the one hand

and

Telekabel Wien Gesellschaft m.b.H.,
Erlachgasse 16, 1100 Vienna, Austria
hereinafter referred to as "Telekabel", on the other hand

as follows:

                                    Preamble

The subject matter of this Agreement is the scope of duties of the managing director to be delegated to the management of Telekabel by KTV. The basis of this Agreement is the Agreement in Principle, entered into by and between KTV and Osterreichische Philips Industrie GmbH, dated November 30, 1977.


                                       I)

According to the Agreement in Principle, the managing director delegated by KTV, Dr. Alfreda Bergmann-Fiala, is entitled and obligated to safeguard the interests of the shareholder KTV. Within that framework, the duties of the said managing director shall include, without limitation, her participation in any and all management matters in connection with the provision of the programs as well as the further development of the cable network.
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This participation shall include, but not be limited to, participation in the following fields:

a)   calculation of subscription fees

b)   laying of cables in the territory

c)   telecommunications permits

d)   rights of way

e) assistance with the laying of cables in buildings owned by the City of Vienna and its associated companies.

Furthermore, the management shall have all the rights and obligations as per the Austrian "GmbH-Gesetz" (Act on Limited Liability Companies) in connection with the Articles of Association of Telekabel.

The rights and obligations of KTV and Telekabel result from the above-mentioned Agreement in Principle and shall be adhered to by the management of both parties.


                                       II)

KTV shall carry out this participation through Dr. Alfreda Bergmann-Fiala as from October 1, 1993, and for this purpose Dr. Alfreda Bergmann-Fiala shall be delegated to the management of Telekabel as from October 1, 1993.

This provision shall be deemed complied with only if exercised by Dr. Alfreda Bergmann-Fiala personally.

Within the scope of the decision-making and joint representation of the management of Telekabel, Dr. Alfreda Bergmann-Fiala's participation powers shall comprise the above-mentioned areas under item I.
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                                     - 3 -

                                      III)

Accordingly, Dr. Alfreda Bergmann-Fiala shall be appointed additional managing director of Telekabel having joint representation power. She thus represents Telekabel jointly with another managing director or with a "Gesamtprokurist"1. KTV shall take care to comply with the non-competition provisions.

It is expressly stated that Dr. Bergmann-Fiala does not have any employment relationship with Telekabel.


                                       IV)

As a compensation for all claims of KTV in connection with Dr. Bergmann-Fiala's delegation to Telekabel's management, Telekabel shall reimburse KTV, under
Article 6 of the Agreement entered into between the contracting parties, dated November 30, 1977, for one third of any remuneration and all benefits of Dr. Bergmann-Fiala, including her annual income as managing director of KTV, according to the payments actually made to Dr. Bergmann-Fiala. This shall apply also in case of an increase of such income, including remuneration and benefits, provided that it does not exceed the usual amount.

This includes cost sharing in the amount of one third of the costs of purchase, maintenance and use of the adequate company car made available to Dr. Bergmann-Fiala by KTV.


/1/ Translator's note: special agent with collective signing authority.
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                                     - 4 -

                                      V)

This Agreement shall be concluded for the term of Dr. Alfreda Bergmann-Fiala's being delegated according to the above provisions and acting as managing director for KTV as well as for Telekabel as agreed upon. Initially, this Agreement shall be valid for a period of five years, and Telekabel acknowledges that the Agreement in Principle, entered into by and between KTV and Osterreichische Philips Industrie GmbH, dated November 30, 1977, may not be amended unilaterally hereby.

Vienna, November 30, 1993


2 illegible signatures m.p.               2 illegible signatures m.p.
Kabel-TV Wien                             Telekabel Wien
Gesellschaft m.b.H.                       Gesellschaft m.b.H.